
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                      52,887,085
<SECURITIES>                                         0
<RECEIVABLES>                                1,497,702<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              54,751,699<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                54,751,699<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (6,985,003)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,372,024
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                           (10,357,027)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (10,357,027)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (10,357,027)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $1,309,933 and interest receivable of $187,769.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $302,846 and net option premiums of $64,066.
<F3>Liabilities include redemptions payable of $1,264,516, accrued brokerage fees of $322,564 and accrued management fees of $172,856.
<F4>Total revenue includes realized trading revenue of $(5,956,766), net change in unrealized of $(2,224,767) and interest income of $1,196,530.

